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Ventas, Inc.   10350 Ormsby Park Place   Suite 300   Louisville, Kentucky 40223
                      (502) 357.9000     (502) 357.9029 Fax

                                        Contacts: Debra A. Cafaro
                                                  Chairman, President and CEO
                                                  or
                                                  Richard A. Schweinhart
                                                  Senior Vice President and CFO
                                                  (502) 357-9000


                     VENTAS COMPLETES ELDERTRUST ACQUISITION
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LOUISVILLE, Ky and WILMINGTON, Del. (February 5, 2004) - Ventas, Inc. (NYSE:
VTR) ("Ventas" or the "Company") and ElderTrust (NYSE:ETT) said today that Ventas has completed the previously announced acquisition of ElderTrust in an all cash transaction valued at $184 million. Completion of the transaction followed the favorable vote of ElderTrust's shareholders on February 3, 2004.

     The acquisition adds 18 new properties and more than 1,650 beds to Ventas's portfolio of senior living and healthcare facilities. The new properties include nine assisted living facilities, one independent living facility, five skilled nursing facilities, two medical office buildings and one financial office building. These properties are located in Pennsylvania, Massachusetts and New Jersey. The long-term tenants of nine of the acquired facilities are subsidiaries of Genesis HealthCare Corporation (Nasdaq:GHCI).

     "With the completion of this acquisition, we have made an important step forward in our diversification strategy," Ventas Chairman, President and CEO Debra A. Cafaro said. "We are especially delighted to add assisted living and independent living assets to our portfolio and to commence an important new relationship with Genesis HealthCare. This transaction meets our stated goals of accretive acquisitions of high quality assets in preferred states that generate sustainable cash flow and are operated by providers with excellent reputations."

     Ventas said it funded the $101 million equity portion of the purchase price from: proceeds Ventas received in December 2003 from the sale of 10 facilities to its primary tenant Kindred Healthcare, Inc. (Nasdaq: KIND), unrestricted cash on hand at ElderTrust at the time of the acquisition and a draw on the Company's revolving credit facility. At the close of the transaction, ElderTrust had approximately $33.5 million in unrestricted and restricted cash on hand.

     "We were pleased to receive the favorable vote of our shareholders to proceed with this transaction. We have truly enjoyed our relationship with our tenants, including Genesis HealthCare, and we are certain they will have a strong relationship with Ventas. This transaction strengthens the Ventas portfolio while providing our shareholders with value and liquidity. It has been a pleasure working with Ventas and we wish Ventas continued success in the future," stated Michael R. Walker, Executive Chairman of ElderTrust.


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Ventas Completes ElderTrust Acquisition
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February 5, 2004
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     Ventas, Inc. is a healthcare real estate investment trust that owns 42 hospitals, 199 nursing facilities, 23 other healthcare and senior housing facilities, and three office buildings in 38 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company's spin off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy and the Company's ability to identify and consummate diversifying acquisitions or investments, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company's interest rate swap agreement, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company's taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.


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